UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

September 9, 2016

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I. R. S. EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(310) 978-0516
 (REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by OSI Systems, Inc. (the “Company”) on September 12, 2016 (the “Original 8-K”). As previously reported in the Original 8-K, on September 9, 2016, the Company completed the acquisition of American Science and Engineering, Inc. (“AS&E”) in accordance with the previously announced Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Apple Merger Sub, Inc., a newly formed and wholly owned subsidiary of the Company (“Merger Sub”), and AS&E. Pursuant to the Merger Agreement, Merger Sub merged with and into AS&E, with AS&E becoming a wholly owned subsidiary of the Company effective as of September 9, 2016. This Amendment No. 1 amends and supplements Item 9.01 of the Original 8-K to include the financial information required under Item 9.01 which was not previously filed with the Original 8-K and which is permitted to be filed by amendment no later than 71 calendar days after the date on which the Original 8-K was required to be filed. Except as stated in this Explanatory Note, no other information contained in the Original 8-K is changed.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements for AS&E required under Item 9.01(a) of Form 8-K are filed as Exhibit 99.1 and Exhibit 99.2 to this Amendment No. 1 and are incorporated herein by reference.

(b) Pro Forma Financial Information

The pro forma financial information required under Item 9.01(b) of Form 8-K is filed as Exhibit 99.3 to this Amendment No. 1 and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of RSM US LLP
99.1	Unaudited condensed consolidated interim financial statements of AS&E as of and for the three months ended June 30, 2016
99.2	Audited consolidated financial statements of AS&E as of and for the year ended March 31, 2016
99.3	Unaudited pro forma condensed combined financial information as of and for the year ended June 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2016		OSI Systems, Inc.

	By:	/s/ Victor Sze
Victor S. Sze
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of RSM US LLP
99.1	Unaudited condensed consolidated interim financial statements of AS&E as of and for the three months ended June 30, 2016
99.2	Audited consolidated financial statements of AS&E as of and for the year ended March 31, 2016
99.3	Unaudited pro forma condensed combined financial information as of and for the year ended June 30, 2016